UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2012

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MCG Capital Corporation, a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on October 31, 2011 (the “Original Form 8-K”), pursuant to Instruction 2 to Item 5.02 of Form 8-K, to provide information that was not determined or available at the time of the filing of the Original Form 8-K. The Original Form 8-K was filed to report the appointment of Richard W. Neu, as the Chief Executive Officer of the Company, effective as of October 31, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Form 8-K, on October 31, 2011, the Board of Directors of the Company (the “Board”) appointed Mr. Richard W. Neu, 56, the chairman of the Board, as the Chief Executive Officer of the Company. In connection with Mr. Neu’s appointment, on March 15, 2012, the Board set Mr. Neu’s annual base salary at $550,000, effective as of November 1, 2011.

In addition, the Compensation Committee of the Board, after completing peer group and competitive market analyses, recommended that the Board approve, and on March 15, 2012, the Board approved, an annual incentive cash bonus plan (the “2012 Annual Incentive Cash Bonus Plan”), for the fiscal year ending December 31, 2012. The 2012 Annual Incentive Cash Bonus Plan provides for the potential payment of cash bonuses, upon the attainment of certain key strategic measures and goals established by the Board, to the following executive officers of the Company: Richard W. Neu, Chief Executive Officer; B. Hagen Saville, President and Chief Operating Officer; and Stephen J. Bacica, Executive Vice President and Chief Financial Officer. Each participant in the 2012 Annual Incentive Cash Bonus Plan was assigned a potential target cash bonus amount equal to 100% of his 2012 annual base salary.

The four strategic goals under the 2012 Annual Incentive Cash Bonus Plan have been assigned weights of 20% or 30% and milestones within each specified strategic goal are scaled from 50% to 110%, such that achievement of the 100% level within each of the four strategic goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category and performance above the maximum threshold for a category may result in a score of no more than 110% for such category. In all cases, the Compensation Committee has broad discretion to make determinations regarding the payment of any bonus. The following strategic goals have been established for 2012: (1) equity portfolio monetizations; (2) originations; (3) net operating income per share (excluding any variable bonus expenses accrued in the applicable year); and (4) earnings per share (excluding any variable bonus expenses accrued in the applicable year).

Payment of bonuses under the 2012 Annual Incentive Cash Bonus Plan, if any, will be made on March 31, 2013, subject to, among other requirements, continued employment with the Company during 2012.

The foregoing description of the 2012 Annual Incentive Cash Bonus Plan is not complete and is qualified in its entirety by the full text of the 2012 Annual Incentive Cash Bonus Plan which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on the date hereof and is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: March 15, 2012	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Chief Financial Officer